SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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INSMED INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Hyatt Regency

1800 President Street

Reston, Virginia 20190

ANNUAL MEETING OF SHAREHOLDERS

April 6, 2004

To Our Shareholders:

We cordially invite you to attend the annual meeting of shareholders to be held at the Hyatt Regency hotel, 1800 Presidents Street, Reston, Virginia, on Wednesday, May 5, 2004, at 9:00 a.m., Eastern Daylight Time. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to:

(i)	elect two Class I directors to serve until the 2007 Annual Meeting of Shareholders;

(ii)	ratify the selection of Ernst & Young LLP as our auditors for the coming year; and

(iii)	transact such other business as may properly come before the meeting.

Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

Whether or not you plan to attend the annual meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

Sincerely yours,

Geoffrey Allan, Ph.D.

President

Chairman of the Board

Chief Executive Officer

INSMED INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Insmed Incorporated will be held at the Hyatt Regency hotel, 1800 Presidents Street, Reston, Virginia, on Wednesday, May 5, 2004, at 9:00 a.m., Eastern Daylight Time for the following purposes:

1.	To elect two Class I directors to serve until the 2007 Annual Meeting of Shareholders;

2.	To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting.

Holders of record of shares of Insmed common stock at the close of business on March 12, 2004, will be entitled to vote at the meeting.

You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience. If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr., Secretary

April 6, 2004

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

of

INSMED INCORPORATED

To be held May 5, 2004

Approximate date of mailing – April 6, 2004

The Board of Directors (the “Board”) of Insmed Incorporated (“Insmed”, which may be referred to as the “Company”, “we”, “us” or “our”) is soliciting your proxy for the Annual Meeting of Shareholders to be held on Wednesday, May 5, 2004. Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the meeting. If a proxy contains any specific instructions, the proxy will be voted in accordance with such instructions.

On March 12, 2004, the date for determining shareholders entitled to vote at the meeting, we had 38,394,994 outstanding shares of common stock, $.01 par value per share (“Insmed Common Stock”). Each share of Insmed Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the meeting.

We will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited in person or by telephone by our employees. We have engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay that firm approximately $5,500 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items and will indemnify Georgeson Shareholder Communications Inc. from any losses arising from that firm’s proxy soliciting services on our behalf.

The address of our principal executive offices is 4851 Lake Brook Drive, Glen Allen, Virginia 23060.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Articles of Incorporation, as amended, provide that our Board of Directors shall consist of not more than 12 directors, with the exact number to be prescribed by our Bylaws. Our Bylaws provide that the number of directors constituting our Board of Directors shall be designated by a resolution of the Board but shall be not less than six nor more than 10. Our Board has adopted a resolution designating six directors. The directors are divided into three classes – Class I, Class II and Class III – as nearly equal in number as possible. Each class of directors serves for three years on a staggered term basis.

The Board of Directors has determined that the following members of the Board are independent, as that term is defined under the general independence standards in the listing standards of The Nasdaq Stock Market, Inc., and our Corporate Governance Guidelines: Mr. Kenneth G. Condon, C.P.A., C.F.P., M.B.A., Dr. Steinar J. Engelsen, Dr. Melvin Sharoky, and Dr. Randall W. Whitcomb. The Board of Directors has adopted, as part of our Corporate Governance Guidelines, categorical standards to assist it in making these independence determinations. Our Corporate Governance Guidelines are available on our website at www.insmed.com.

The Board has nominated two Class I directors, Mr. Kenneth G. Condon, C.P.A., C.F.P., M.B.A. and Dr. Steinar J. Engelsen, for election at the 2004 Annual Meeting of Shareholders for the term expiring at the 2007 Annual Meeting. The term of the Class II director, Dr. Graham K. Crooke, will expire at the 2005 Annual Meeting of Shareholders. The term of the Class III directors, Dr. Geoffrey Allan, Dr. Melvin Sharoky and Dr. Randall W. Whitcomb, will expire at the 2006 Annual Meeting of Shareholders.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the votes cast in the election of directors. Signing and returning your proxy will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Proxies may not be voted for a greater number of persons than the number of nominees. Any votes that are withheld and any shares held in street name for customers who are the beneficial owners of those shares that are not voted in the election of directors will not be included in determining the number of votes cast. In the event that any nominee is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted “for” the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that any of the nominees will be unavailable.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

The following table sets forth the nominees to be elected at the 2004 Annual Meeting of Shareholders and continuing directors and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Company, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:

Kenneth G. Condon, C.P.A., C.F.P., M.B.A. 1999	Director	2004	I

Steinar J. Engelsen, M.D. 1999	Director	2004	I

Continuing Directors:

Graham K. Crooke, MB.BS 1999	Director	2005	II

Geoffrey Allan, Ph.D. 1999	President, Chief Executive Officer, Chairman of the Board, Director	2006	III

Melvin Sharoky, M.D. 2001	Director	2006	III

Randall W. Whitcomb, M.D. 2001	Director	2006	III

Nominees. Below is some information on the two nominees. Mr. Condon and Dr. Engelsen are currently Class I directors.

Kenneth G. Condon C.P.A., C.F.P., M.B.A. – age 56. Mr. Condon has been a director of Insmed since our inception in November 1999 and of Insmed Pharmaceuticals since 1997. Mr. Condon serves as Chief Financial Officer of Boston University, a position he has held from 1975 to present. He is also a Trustee of Newbury College. He was formerly Chairman of the Board of BayFunds, a $1.8 billion mutual fund family; a former director of BayBank Harvard Trust; a former member of the BankBoston Advisory Board; a former director of the BayBank Trust Board; a former director of Seragen, Inc., a biotechnology firm; a former director, Chapter Secretary, Treasurer and President of the Financial Executives Institute of Massachusetts; and Director, Treasurer of the Boston Municipal Research Bureau. Before 1975, Mr. Condon was a Senior Accountant with the CPA firm of Arthur Andersen & Co. in Boston. He received his B.A. degree in Economics and Mathematics from Tufts University, and an M.B.A. in Finance from the Wharton School of Finance, University of Pennsylvania. Mr. Condon is both a Certified Public Accountant and a Certified Financial Planner.

Steinar J. Engelsen, M.D. – age 53. Dr. Engelsen has been a director of Insmed since our inception in November 1999 and of Insmed Pharmaceuticals since 1998. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest Management AS, a venture capital firm based in Norway. From 1989 until October 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until October 1996. In addition, from January to November 2000, Dr. Engelsen was acting chief executive officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also served as chairman of the board of directors of Centaur. Dr. Engelsen received a M.Sc. in nuclear chemistry and an M.D. from the University of Oslo, and is a Certified European Financial Analyst.

Occupations of Directors and Executive Officers. Below is some information on (1) the directors who will continue on the Board after the 2004 Annual Meeting of Shareholders and (2) Insmed’s executive officers.

The following table sets forth the director nominees to be elected at the 2004 Annual Meeting of Shareholders, the directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the meeting:

Name	Age	Position
Geoffrey Allan, Ph.D.(4)	50	President, Chief Executive Officer and Director
Ronald D. Gunn, M.B.A., M.S.	43	Executive Vice President and Chief Operating Officer
Andreas Sommer, Ph.D.	62	Chief Scientific Officer
Kevin P. Tully, C.G.A.	50	Principal Financial Officer, Treasurer and Controller
Kenneth G. Condon, C.P.A., C.F.P., M.B.A (2)(3)	56	Director
Graham K. Crooke, MB.BS.	45	Director
Steinar J. Engelsen, M.D. (2)(3)	53	Director
Melvin Sharoky, M.D. (1)(2)(3)	53	Director
Randall W. Whitcomb, M.D. (1)	49	Director

(1)	Member of Nominations and Governance Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Chairman of the Board of Directors

Director Whose Term Expires at the 2005 Annual Meeting (Class II Director):

Graham K. Crooke, MB.BS – age 45. Dr. Crooke has been a director of Insmed since our inception in November 1999 and of Insmed Pharmaceuticals since 1996. In April 2000, Dr. Crooke became a partner of Asset Management Company, a venture capital firm focusing on investments in early stage information technology and life sciences companies. Previously, from September 1997 through March 2000, Dr. Crooke was a partner at Ticonderoga Capital, a venture capital firm, where he focused on biotechnology and healthcare service investments. From April 1992 until September 1997, Dr. Crooke was a vice president of Dillon Read Venture Capital, a venture capital firm and predecessor to Ticonderoga. Prior to that, Dr. Crooke worked with the healthcare practice of Booz, Allen & Hamilton, Inc., a management consulting firm, was a product manager at Molecular Devices Corporation, a developer of bioanalytical measurement systems, and, from 1984 to 1986, practiced medicine at major teaching hospitals in Western Australia. He received his medical degree from the University of Western Australia and an M.B.A. from the Stanford Graduate School of Business.

Directors Whose Terms Expire at the 2006 Annual Meeting (Class III Directors):

Geoffrey Allan, Ph.D. – age 50. Dr. Allan has served as our President, Chief Executive Officer and Chairman of the Board since our inception in November 1999. Dr. Allan has been President and a director of Insmed Pharmaceuticals Inc., our predecessor, since January 1994 and has 24 years of experience in pharmaceutical drug development. Prior to joining Insmed Pharmaceuticals, Dr. Allan served as Vice President, Drug Development at Whitby Research, Inc., a pharmaceutical company. Before his association with Whitby Research, Dr. Allan was the Head of the Cardiovascular Section at Wellcome Research Laboratories. Dr. Allan received his Ph.D. in Pharmacology from Cornell University Medical College.

Melvin Sharoky, M. D. – age 53. Dr. Sharoky has been a director of Insmed since his election on May 16, 2001. Since January 1, 2002, he has been President and CEO of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company which markets Eldepryl® for the treatment of patients with late stage Parkinson’s disease having previously served as President of Somerset Pharmaceuticals from July 1995 to June 30, 2001. From June 30, 2001 to January 1, 2002, Dr. Sharoky was retired. From July 1995 through January 1998, Dr. Sharoky was President of Watson Pharmaceuticals, Inc., a leading specialty pharmaceutical company, and from February 1993 to January 1998 he was also President and Chief Executive Officer of its wholly-owned subsidiary, Circa Pharmaceuticals, Inc., which develops, manufactures and markets solid dosage generic pharmaceutical products to wholesale distributors. Dr. Sharoky joined Circa Pharmaceuticals in July 1988 as Medical Director, served as Senior Vice President and Director of Research and Development from April 1991 to August 1992, and as Executive Vice President and Director of Research and Development from August 1992 to January 1993. Prior to this, from February 1986 to June 1988 he was Vice President and Chief Medical Officer of Pharmakinetics Laboratories, Inc. Dr. Sharoky serves on the board of directors of Andrx Corporation, a specialty pharmaceutical company. Dr. Sharoky received a B.A. in biology from the University of Maryland in Baltimore County and an M.D. from the University of Maryland School of Medicine.

Randall W. Whitcomb, M. D. – age 49. Dr. Whitcomb has been a director of Insmed since November 15, 2001. Since 2001, Dr. Whitcomb has been Chief Medical Officer at Quatrx Pharmaceuticals, Inc., a privately-held, drug development company focusing on proteins in the cell nucleus that act as receivers for key hormones that regulate certain metabolic and developmental processes in the body. From 1992 through 2000, he held various management positions with Parke-Davis Pharmaceutical Research, Inc., a division of Warner Lambert Company, finally serving as Vice President of Drug Development with particular responsibility for the development and approval of products for women’s health care and diabetes. After the merger of Warner Lambert into Pfizer, Inc., Dr. Whitcomb was Vice-President Global Project Management for Pfizer Global Research and Development. From 1987 through 1992 he was on the faculty of Massachusetts General Hospital and Harvard Medical School. He received his B.A. degree from Tabor College and his M.D. degree from the University of Kansas.

Executive Officers (other than those who are also Directors):

Ronald D. Gunn, M.B.A., M.S. – age 43. In February 2004, Mr. Gunn was appointed Executive Vice President and Chief Operating Officer. From June 2003 until his appointment as Executive Vice President and Chief Operating Officer, Mr. Gunn served as Executive Vice President. Since our inception in November 1999 until his election as Executive Vice President, Mr. Gunn served as our Vice President, Business Development. From January 1999 to November 1999, Mr. Gunn served as Vice President, Business Development and previously as Director of Business Development and of Clinical Operations at Insmed Pharmaceuticals. Mr. Gunn joined our predecessor in 1996 and has more than 18 years of experience in pharmaceutical drug development. Prior to joining Insmed, Mr. Gunn served as Clinical Affairs Officer with Finnish bioscience company, Leiras, Inc. Mr. Gunn received his M.S. and M.B.A. from Virginia Commonwealth University.

Andreas Sommer, Ph.D. – age 62. In March 2004, Dr. Sommer became our Chief Scientific Officer. Dr. Sommer joined Insmed in August 2000 as Principal Scientist following Insmed’s acquisition of Celtrix Pharmaceuticals, Inc. (“Celtrix”). From April 1995 to May 2000, Dr. Sommer served as Chief Executive Officer and President of Celtrix and served as a director of Celtrix from May 1994 to May 2000. Previously, Dr. Sommer served as Senior Vice President and as Vice President, Research of Celtrix following Celtrix’s merger with BioGrowth, Inc. From 1989 to 1991, Dr. Sommer served as Vice President, Research and Development of BioGrowth. He received his Ph.D. in microbiology from the University of California.

Kevin P. Tully, C.G.A. – age 50. In January 2002, Mr. Tully became our Treasurer, Controller and Principal Financial Officer. From August 2001 until his election as Treasurer, he served as Senior Director, Finance and Administration. Mr. Tully joined Insmed in March 2001 as Director of Finance and has over 30 years of experience across Europe and the Americas covering finance, marketing and manufacturing. Prior to joining Insmed, Mr. Tully served as Vice President of Finance – Europe, and Vice President, Finance and Administration – Americas for Albright and Wilson Ltd., an international chemical producer. Mr. Tully received his O.N.C. in Business and Administration from St. Helens College in England and is a Certified General Accountant.

Meetings of the Board and its Committees. The Board held six regularly scheduled meetings during 2003 and each of the directors attended all of the Board meetings.

Executive Sessions of Independent Directors. Executive sessions of the independent directors are held at least two times a year and are planned following a regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any of our employee directors, and the Chair of the sessions rotate from meeting to meeting among the Chairmen of the Nominations and Governance Committee, the Audit Committee and the Compensation Committee.

Audit Committee. Our Audit Committee currently consists of Mr. Kenneth G. Condon (Chairman), and Drs. Steinar J. Engelsen and Melvin Sharoky. During 2003, the Audit Committee held six meetings. Drs. Engelsen and Sharoky attended all of the meetings and Mr. Condon attended five of the meetings. The Audit Committee (i) selects the independent accountants and auditors, (ii) reviews the scope of the accountants’ audit and approves any audit services and permitted non-audit services to be performed by the independent accountants and (iii) reviews annual audits and accounting practices. The Board has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A and is also available on our website at www.insmed.com.

Insmed Common Stock is listed on the Nasdaq National Market® and, as such, we are governed by the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). Rule 4350(d)(2)(A) of the NASD’s listing standards requires that our Audit Committee be comprised of at least three members, each of whom must be an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the NASD. The Board of Directors has determined that all three of our Audit Committee members, Mr. Condon and Drs. Engelsen and Sharoky, are independent directors as defined by the listing standards of the NASD.

The Board of Directors has determined that Mr. Kenneth G. Condon C.P.A., C.F.P., M.B.A., is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, consolidated statement of operations and consolidated statement of cash flows, and has accounting or related financial management expertise, as such terms are interpreted by the Board of Directors.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Report, which is included in this Proxy Statement.

Compensation Committee. Our Compensation Committee currently consists of Dr. Melvin Sharoky (Chairman), Mr. Kenneth G. Condon and Dr. Steinar J. Engelsen. During 2003, the Compensation Committee held four meetings. The Compensation Committee reviews and makes recommendations to the Board regarding the compensation and benefits of all of our officers and reviews policy matters relating to compensation and benefits of our employees. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.insmed.com. The Board of Directors has determined that each of the members of our Compensation Committee is independent as defined in Rule 4200(a)(15) of the listing standards of the NASD and our Corporate Governance Guidelines.

Nominations and Governance Committee. Our Nominations and Governance Committee currently consists of Drs. Randall Whitcomb (Chairman) and Melvin Sharoky. The committee was formed on January 28, 2004 and consequently no meetings were held in 2003. The Nominations and Governance Committee (i) assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) recommends to the Board director nominees for each committee; (iii) oversees the governance of the Company including recommending to the Board Corporate Governance Guidelines for the Company; (iv) leads the Board in its annual review of the Board’s performance and oversee the evaluation of each of the Board’s Committees; and (v) oversees the management continuity planning process. The Board has adopted a written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.insmed.com.

Corporate Governance Matters

Director Nominating Process

The Nominations and Governance Committee. Our Nominations and Governance Committee performs the functions of a nominating committee and will actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with criteria approved by the Board, and establish such criteria based on factors it considers appropriate such as strength of character, maturity of judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. The Nominations and Governance Committee’s Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by the Board of Directors. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominations and Governance Committee with respect to identifying and evaluating the director candidates. The Nominations and Governance Committee Charter and the Corporate Governance Guidelines are both available on our website at www.insmed.com. The Board of Directors has determined that each of the members of our Nominations and Governance Committee is independent as defined, under the general independence standards of the listing standards of the NASD and our Corporate Governance Guidelines.

Director Candidate Recommendations and Nominations By Shareholders. The Nominations and Governance Committee’s Charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described under “Communications With The Board of Directors” below. In addition, in accordance with our Bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “Shareholders’ Proposals” below.

Nominations and Governance Committee Process For Identifying and Evaluating Director Candidates. The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Nominations and Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.

Sources For New Nominees. Mr. Kenneth G. Condon, C.P.A., C.F.P., M.B.A. and Dr. Steinar J. Engelsen are directors standing for re-election.

Communications With The Board of Directors

The Board has approved unanimously a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Mr. W. McIlwaine Thompson, Corporate Secretary, Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060. All such letters will be forwarded to the Board, the Nominations and Governance Committee or any such specified individual directors. The Company screens mail for security purposes.

Director Attendance At Annual Meeting

Our policy is that directors attend the annual meeting of shareholders. Historically our annual meetings of shareholders have not been well attended by our shareholders. One director, Dr. Geoffrey Allan, attended the 2003 annual meeting of shareholders.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee approves and recommends to the Board of Directors, subject to shareholder ratification, the selection of Insmed’s independent accountants. Management is responsible for Insmed’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Insmed’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP (“E&Y”), Insmed’s independent auditors.

Management represented to the Audit Committee that Insmed’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and E&Y. The Audit Committee has not participated in the preparation of Insmed’s consolidated financial statements.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by SAS 90 (Codification of Statements on Accounting Standards).

The Audit Committee has also received the written disclosures and the letter from E&Y relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with E&Y that firm’s independence from Insmed.

Based upon the Audit Committee’s discussions with management and E&Y and the Audit Committee’s review of the representation of management and the report of E&Y to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Insmed’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

At a meeting on January 28, 2004, the Audit Committee approved the engagement of the accounting firm of Keiter, Stephens, Hurst, Gary & Shreaves to assist in our compliance activities relating to Section 404 of the Sarbanes-Oxley Act of 2002, which include evaluating and documenting the effectiveness of Insmed’s internal controls over financial reporting.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by Insmed’s independent auditor in order to assure that the provision of such services does not impair the independent accountant’s independence from Insmed. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Audit Committee has designated in the Audit Committee Pre-Approval Policy specific services that have the pre-approval of the Audit Committee and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations.

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee recognizes the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, and Tax services, and the total amount of fees for services classified as permissible All Other services.

The Audit Committee has designated the Principal Financial Officer to monitor the performance of the services provided by the independent auditor and to determine whether such services are in compliance with the Audit Committee Pre-Approval Policy. Both the Principal Financial Officer and management will immediately report to the Chairman of the Audit Committee any breach of the Audit Committee Pre-Approval Policy that comes to the attention of the Principal Financial Officer or any member of management.

Fees Billed by Ernst & Young LLP

The following table lists fees billed by E&Y, for services rendered in fiscal years 2002 and 2003. Certain amounts for fiscal year 2002 have been reclassified to conform to the fiscal year 2003 presentation. The Audit Committee reviewed the aggregate fees billed by E&Y for professional services rendered for the fiscal year ended December 31, 2003, which were as follows.

	2002	2003
Audit Fees	$85,642	$107,076
Audit-Related Fees	$7,731	—
Tax Fees	$43,192	$34,095
All Other Fees	—	—

Total E&Y Fees	$136,565	$141,171

“Audit Fees” include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS). These services include the recurring audit of our consolidated financial statements, as well as audits provided in connection with statutory filings, related reserves, and review of documents filed with the Securities and Exchange Commission.

“Audit-Related Fees” include fees associated with the audit of the restructuring charge in 2002.

“Tax Fees” primarily include fees associated with the preparation of the Company’s annual U.S. federal and state income tax returns together with tax compliance and domestic and international tax planning.

The Audit Committee has determined that the provision of services performed by E&Y during the 2003 fiscal year is compatible with maintaining E&Y’s independence from Insmed.

Related Party Transactions

The Audit Committee reviews all transactions required to be disclosed in Insmed’s filings with the Securities and Exchange Commission pursuant to Item 404 of Regulation S-K for potential conflict of interest situations on an ongoing basis. All such transactions must be approved by the Audit Committee. There were no such transactions during the year ended December 31, 2003.

THE AUDIT COMMITTEE

Kenneth G. Condon, C.P.A., C.F.P., M.B.A., Chairman

Steinar J. Engelsen, M.D.

Melvin Sharoky, M.D.

February 23, 2004

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Insmed specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships among any of our directors, executive officers or nominees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Directors, officers and beneficial owners of more than 10% of Insmed Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms and information furnished to us, we believe that during the 2003 fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of Insmed Common Stock were satisfied, except that an Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 for Dr. Crooke was filed for the first time to report that 686,990 shares of Insmed Common Stock have been directly beneficially owned by Concord Partners III, LP (formerly Dillon Read Venture Partners III, LP) since we became a public company on May 31, 2000, which is also the date on which Dr. Crooke became a director. Dr. Crooke has an ownership interest (but not a management interest) in Concord Associates III, LLC, which is the sole general partner of Concord Partners III, LP.

STOCK OWNERSHIP

Certain Beneficial Owners. The following table sets forth the beneficial ownership of each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by Insmed to be the beneficial owner of more than 5% of Insmed Common Stock outstanding as of December 31, 2003.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Biotechnology Value Fund, L.P.	2,900,132 (1)	7.56% (2)

(1)	Based solely on the disclosures made in reports on Schedules 13G filed with the Securities and Exchange Commission by Biotechnology Value Fund, L.P. on February 4, 2004.
(2)	Based on the number of shares outstanding as of December 31, 2003.

Management. The following table sets forth the beneficial ownership of Insmed Common Stock as of December 31, 2003 by all directors and nominees and the executive officers named in the Summary Compensation Table contained in this Proxy Statement. The table also shows the beneficial ownership of all directors and executive officers as a group.

Name of Beneficial Owner or Number of Persons in Group	Aggregate Number of Shares Beneficially Owned (1)	Percent of Class
Geoffrey Allan, Ph.D. (2)	1,399,824	3.6%
Kenneth G. Condon, C.P.A., C.F.P., M.B.A. (3)	515,276	1.3%
Graham K. Crooke MB.BS (4)	856,990	2.2%
Steinar J. Engelsen, M.D. (5)	78,125	*
Ronald D. Gunn, M.B.A., M.S. (6)	188,747	*
Melvin Sharoky, M.D. (7)	362,100	*
Andreas Sommer, Ph.D. (8)	224,097	*
Lewis Stuart(9)	0	*
Kevin P. Tully C.G.A.(10)	177,190	*
Randall W. Whitcomb, M.D. (11)	86,000	*

All directors and executive officers as a group (10 persons) (12)	3,888,349	10.1%

*	Denotes ownership of less than 1% of the outstanding shares of Insmed Common Stock.
(1)	Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and investment power. Shares subject to options that are exercisable within 60 days of December 31, 2003, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 485,860 shares issuable upon exercise of options, which options are exercisable within 60 days of December 31, 2003.
(3)	Mr. Condon, a director of Insmed, currently has the right to purchase 30,000 shares upon exercise of options. The number of shares listed opposite Mr. Condon’s name also includes 465,463 shares owned by Boston University Nominee Partnership, of which he is a partner, and 15,750 shares owned by Trustees of Boston University. Mr. Condon disclaims beneficial ownership of these shares.
(4)	Dr. Crooke, a director of Insmed, has the right to purchase 130,000 shares upon exercise of options. The number of shares listed opposite Dr. Crooke’s name also includes 686,990 shares owned by Concord Partners III, LP (formerly Dillon Read Venture Partners III LP). Dr. Crooke has an ownership interest (but not a management interest) in Concord Associates III, LLC which is the sole general partner of Concord Partners III, LP. The reporting person disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(5)	Dr. Engelsen, a director of Insmed, currently has the right to purchase 30,000 shares upon exercise of options.
(6)	Includes 154,673 shares issuable upon exercise of options, which options are exercisable within 60 days of December 31, 2003.
(7)	Dr. Sharoky, a director of Insmed, currently has the right to purchase 35,000 shares upon exercise of options. The number of shares listed opposite Dr. Sharoky’s name includes 210 shares which are owned by his minor son 620 shares which are owned by his minor daughter and 3,600 shares which are owned by his spouse.
(8)	Dr. Sommer became a reporting person effective March 4, 2004. Includes 217,496 shares issuable upon exercise of options, which options are exercisable within 60 days of December 31, 2003.
(9)	Lewis Stuart resigned as Vice President, Commercial Development effective June 20, 2003. Per his last Form 4 filing, he has no beneficial ownership of Insmed Common Stock.
(10)	Includes 79,166 shares issuable on exercise of options, which options are exercisable within 60 days of December 31, 2003.
(11)	Dr. Whitcomb, a director of Insmed, currently has the right to purchase 35,000 shares upon exercise of options. The number of shares listed opposite Dr. Whitcomb’s name includes 21,000 shares that are owned by the Randall W. Whitcomb Living Trust. Dr. Whitcomb and his spouse, Rita K. Whitcomb, are trustees of the Randall W. Whitcomb Living Trust. Dr. Whitcomb disclaims beneficial ownership of these shares.
(12)	Represents the sum of the shares beneficially owned by all directors, nominees and executive officers named in the table above.

Equity Compensation Plan Information

The following table presents information as of December 31, 2003, with respect to compensation plans under which shares of Insmed Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Shareholders 2000 Stock Incentive Plan	3,900,516	$4.0618	1,747,740	(2)
Equity Compensation Plans Not Approved by Shareholders (3)	—	—	—

Total	3,900,516	$4.0618	1,747,740	(2)

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The 2000 Stock Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock and performance units. If and to the extent that stock options or stock appreciation rights granted under the 2000 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of common stock underlying such grants are again available for purposes of the 2000 Stock Incentive Plan.
(3)	The Company does not have any equity compensation plans that have not been approved by its shareholders.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth information for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, with respect to certain compensation paid by us to our Chief Executive Officer, and each other person who was serving as an executive officer of Insmed during each such fiscal year. Other than our executive officers listed below, none of our current executive officers received total cash compensation from us in excess of $100,000 for any of the fiscal years ended December 31, 2003, 2002 and 2001. The executive officers listed in the table below are referred to as the “named executive officers.”

Summary Compensation Table

		Annual Compensation (1)			Long Term Compensation Awards (1)
Name and Principal Position	Fiscal Year	Salary ($)(2)	Bonus ($)(3)	Other Annual Compensation (4)	Securities Underlying Options/SARs(#)	All Other Compensation ($)(5)
Geoffrey Allan, Ph.D. Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	395,200 395,200 380,000	197,600 — 152,000	18,941 15,432 14,102	150,000 300,000 250,000	2,075 1,353 678

Ronald D. Gunn, M.B.A., M.S. (6) Executive Vice President and Chief Operating Officer	2003 2002 2001	190,900 176,800 170,000	57,270 — 42,500	203 — —	100,000 — 225,000	438 370 353

Andreas Sommer, Ph.D. (7) Chief Scientific Officer	2003 2002 2001	260,000 260,000 239,583	26,000 — —	4,165 5,471 1,154	100,000 — 200,000	2,170 2,170 3,150

Lewis J. Stuart (8) Vice President, Commercial Development	2003 2002	106,383 67,951	— —	50,298 149,629	100,000 250,000	219 156

Kevin P. Tully, CGA (9) Treasurer, Controller and Principal Financial Officer	2003 2002	176,800 164,642	35,360 —	203 —	100,000 100,000	851 555

(1)	Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.
(2)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Insmed’s 401(k) plan.
(3)	Amounts in this column reflect the aggregate annual bonuses that were earned for such fiscal year.
(4)	Dr. Allan’s other annual compensation related to personal use of a vehicle provided by Insmed on his behalf and for 2003, includes $203 given to all employees by the Company as a holiday gift. Dr. Sommer’s other annual compensation includes compensation related to the cost of a medical reimbursement program provided by Insmed on his behalf and for 2003, includes $203 given to all employees by the Company as a holiday gift. Mr. Gunn’s and Mr. Tully’s other annual compensation relates to a holiday gift given to all employees by the Company. Mr. Stuart’s other compensation for 2003, includes $42,946 paid for relocation expenses by Insmed on his behalf and $7,352 for accumulated-paid time off and for 2002, includes $81,379 paid for relocation expenses by Insmed on his behalf and a payment of $68,250 to cover the loss of a bonus opportunity at his previous employer.
(5)	Dr. Allan’s, Mr. Gunn’s, Dr. Sommer’s, Mr. Stuart’s, and Mr. Tully’s other compensation for 2001, 2002 and 2003 all relates to life insurance premiums for coverage in excess of $50,000.
(6)	Mr. Gunn was named Executive Vice President effective June 13, 2003. His new 2003 annual salary was $205,000. He was subsequently named Executive Vice President and Chief Operating Officer effective February 1, 2004.
(7)	Dr. Sommer joined the Company on August 1, 2000. He was named an executive officer effective March 4, 2004.
(8)	Mr. Stuart joined Insmed on August 19, 2002 and was named an executive officer effective October 30, 2002. He resigned as Vice President, Commercial Development effective June 20, 2003.
(9)	Mr. Tully was named an executive officer effective January 30, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows the stock options granted to each named executive officer during the fiscal year ended December 31, 2003. Insmed did not grant any stock appreciation rights (“SARs”) during the 2003 fiscal year.

Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% Of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh.)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
						5% ($)	10% ($)
Geoffrey Allan, Ph.D.	37,500	(1)	2.8%	1.00	2/14/2010	15,266	35,577
	37,500	(1)	2.8%	1.50	2/14/2010	22,899	53,365
	37,500	(2)	2.8%	1.00	2/14/2012	20,675	50,923
	37,500	(2)	2.8%	1.50	2/14/2012	31,012	76,385
Ronald D. Gunn, M.B.A., M.S.	25,000	(1)	1.9%	1.00	2/14/2010	10,178	23,718
	25,000	(1)	1.9%	1.50	2/14/2010	15,266	35,577
	25,000	(3)	1.9%	1.00	2/14/2012	13,783	33,949
	25,000	(3)	1.9%	1.50	2/14/2012	20,675	50,923
Andreas Sommer, Ph.D.	25,000	(1)	1.9%	1.00	2/14/2010	10,178	23,718
	25,000	(1)	1.9%	1.50	2/14/2010	15,266	35,577
	25,000	(3)	1.9%	1.00	2/14/2012	13,783	33,949
	25,000	(3)	1.9%	1.50	2/14/2012	20,675	50,923
Lewis J. Stuart (4)	25,000	(1)	1.9%	1.00	2/14/2010	—	—
	25,000	(1)	1.9%	1.50	2/14/2010	—	—
	25,000	(3)	1.9%	1.00	2/14/2012	—	—
	25,000	(3)	1.9%	1.50	2/14/2012	—	—
Kevin P. Tully, CGA	25,000	(1)	1.9%	1.00	2/14/2010	10,178	23,718
	25,000	(1)	1.9%	1.50	2/14/2010	15,266	35,577
	25,000	(3)	1.9%	1.00	2/14/2012	13,783	33,949
	25,000	(3)	1.9%	1.50	2/14/2012	20,675	50,923

(1)	Options vest and become exercisable in equal monthly increments over a 48-month period.
(2)	12,500 of the shares subject to this Option become exercisable and vest when the Company submits a new drug application (“NDA”) for SomatoKine or IGF-1 in Europe or the U.S. by the end of the 2nd quarter of 2004, effective upon the date the NDA is submitted, 12,500 of the shares subject to this Option vest and become exercisable when the moving annual total of revenues (from any combination of product sales, partnerships, cost recoveries or royalties) reaches $1 million, effective as of the date such figures are compiled by the Company’s Principal Financial Officer and confirmed by external auditors, and 12,500 shares will vest when the NDA is approved for SomatoKine or IGF-1 in Europe or the U.S., effective on the date such approval is received; provided that, if not sooner vested, these milestone-based options will vest seven (7) years from the date of grant, or upon a change of control.
(3)	8,334 of the shares subject to this Option become exercisable and vest when the Company submits an NDA for SomatoKine or IGF-1 in Europe or the U.S. by the end of the 2nd quarter of 2004, effective upon the date the NDA is submitted, 8,333 of the shares subject to this Option vest and become exercisable when the moving annual total of revenues from any combination of product sales, partnerships, cost recoveries or royalties) reaches $1 million, effective as of the date such figures are compiled by the Company’s Principal Financial Officer and confirmed by external auditors, and 8,333 shares will vest when the NDA is approved for SomatoKine or IGF-1 in Europe or the U.S., effective on the date such approval is received; provided that, if not sooner vested, these milestone based options will vest seven (7) years from the date of grant, or upon a change of control.
(4)	Mr. Stuart resigned from Insmed effective June 20, 2003, therefore only the vested portion of his shares (0) at December 31, 2003 were utilized in determining the potential realizable value at the assumed annual rates of stock price appreciation for option term.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table shows the stock options exercised by the named executive officers during the fiscal year ended December 31, 2003 and the number and value of all unexercised options held by the named executive officers at December 31, 2003.

	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Geoffrey Allan, Ph.D.	—	—	475,226	562,275	209,653	240,072
Ronald D. Gunn, M.B.A., M.S.	7,183	14,530	148,425	256,251	78,870	154,084
Andreas Sommer, Ph.D.	—	—	211,249	231,251	17,916	154,084
Lewis J. Stuart	—	—	—	—	—	—
Kevin P. Tully, CGA	—	—	73,749	156,251	83,165	223,835

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during the fiscal year ended December 31, 2003: Melvin Sharoky (Chairman), Kenneth G. Condon and Steinar J. Engelsen. Neither Dr. Sharoky, Mr. Condon nor Dr. Engelsen has ever been an officer or employee of Insmed or any of our subsidiaries at any time.

DIRECTOR COMPENSATION

Our non-employee directors receive an annual director’s fee of $13,500 plus $2,000 and reimbursement of expenses for each meeting of the Board attended in person, $1,000 for each committee meeting attended in person and $500 for each meeting attended telephonically. In addition, each non-employee director receives an option to purchase 25,000 shares of Insmed Common Stock upon election to the Board and options to purchase 10,000 shares of Insmed Common Stock annually, which options vest one year from the date of grant if the director attends at least 75% of the Board meetings in the preceding fiscal year. Directors who are officers or employees of Insmed do not receive any additional compensation for their services as directors.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee (the “Committee”) of the Board of Directors describes the objectives of Insmed’s executive compensation program, the various components of the program, and explains the basis on which 2003 compensation determinations were made by the Committee.

Overall Objectives of Executive Compensation Programs

The Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•	provide a competitive total compensation opportunity that will enable Insmed to attract, retain and motivate highly qualified executives;

•	align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to Insmed’s performance, which is defined in terms of milestones associated with achieving long-term profitability and creating shareholder value; and

•	provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components

The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and stock options, with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the marketplace based on Insmed’s performance and on considerations of individual performance and experience. The Committee considers all elements of the program when setting compensation levels.

The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.

The Committee utilizes compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than Insmed. Some surveys are limited to companies in the biotechnology business. The Committee also utilizes executive compensation information complied from the proxy statements of other biotechnology companies. References to the “market” in this report refer to these survey and proxy data.

Base Salaries

Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer’s performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control. Total compensation for Insmed’s officers is believed to be generally in line with the median of the market as described above.

Annual Bonuses

The Committee reviews annual bonuses in conjunction with senior management. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. In 2003, annual bonuses were based on the attainment by individuals of specific objectives necessary for Insmed to achieve its business plan.

Stock Options and Restricted Awards

The Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for Insmed’s long-term results. Stock options that are tied to corporate performance provide an effective means of delivering incentive compensation and also foster stock ownership on the part of management.

The Stock Incentive Plan:

•	authorizes the granting of stock options, SARs, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a Stock Incentive Plan participant.

In 2003, incentive awards of stock options and performance shares were made in accordance with the performance-based focus of the Stock Incentive Plan.

Change in Control Agreements

On November 3, 2003, the Compensation Committee endorsed, and the Board of Directors approved, change in control agreements between the Company and each of its executive officers providing for compensation and additional benefits in the event that an executive officer’s employment is terminated involuntarily (other than for cause or upon the executive officer’s death or disability) within one year after a change in control of the Company or voluntarily for good reason within six months prior to or one year after a change in control of the Company. “Change in Control” is generally defined as (i) the acquisition of 40% or more of the company’s outstanding capital stock or the voting power of the Company’s outstanding capital stock, (ii) a change in the majority of the board of directors unless approved by a majority of the incumbent directors, and (iii) certain mergers, consolidations, reorganizations, recapitalizations, liquidations and dissolutions. These agreements are intended as retention incentives and to ensure continuity of management in the event of any actual or potential change in control. For Dr. Geoffrey Allan, the Company’s Chief Executive Officer, compensation under the change in control agreement consists of (A) a lump sum cash severance payment equal to 1.5 times the sum of his annual salary rate as of the date of the change in control plus a prorated bonus, calculated as a percentage of his maximum bonus potential, for the year during which the change in control occurs and (B) an extension of his benefits package for a period of 18 months after termination. The change in control agreements for each of the other executive officers are identical to Dr. Allan’s agreement, except that (1) the cash severance payment is equal to 1.0 times the sum of the executive officer’s annual salary rate plus a prorated bonus, calculated as a percentage of the executive officer’s maximum bonus potential, for the year during which the change in control occurs and (2) the extension of benefits extends for a period of 12 months after termination. Each of the change in control agreements has an initial term of one year and will renew automatically for successive one-year terms unless such agreement is terminated by the Company at least 60 days prior to its expiration. In addition, each of the change in control agreements prohibits the executive officer from competing with the Company for a period of 18 months following the termination of such executive officer’s employment with the Company for any reason.

Discussion of 2003 Compensation for the Chief Executive Officer

Dr. Geoffrey Allan’s base salary as Chief Executive Officer was not increased in 2003, and remained at $395,200, the same level as 2002. The Committee awarded Dr. Allan a bonus for 2003 of $197,600 in recognition of the leadership that Dr. Allan has shown in managing the business of the Company, raising equity, and focusing on maximizing long-term value for our shareholders.

Deductibility of Compensation

The Committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to our executive officers. The Committee believes it is in Insmed’s best interests and that of its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with Insmed’s pay philosophy for each compensation element. The Committee intends that grants of options, awards of performance shares, restricted stock and other incentive awards under the Stock Incentive Plan comply with the requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Melvin Sharoky, M.D., Chairman

Kenneth G. Condon, C.P.A., C.F.P., M.B.A.

Steinar Engelsen, M.D.

February 23, 2004

PERFORMANCE GRAPH

The following graph compares cumulative returns for Insmed, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index since June 1, 2000, the day Insmed Common Stock began trading publicly. The comparison assumes $100 was invested on June 1, 2000 and dividends were reinvested.

Date	Insmed	NASDAQ Market Index	NASDAQ Pharmaceutical Index

June 1, 2000	$100.00	$100.00	$100.00
December 29, 2000	21.02	72.57	113.65
June 29, 2001	54.48	64.13	105.34
December 31, 2001	23.15	58.05	96.52
June 28, 2002	8.48	44.13	60.03
December 31, 2002	2.72	40.42	59.36
June 30, 2003	16.30	49.20	83.53
December 31, 2003	18.00	60.89	89.52

PROPOSAL NO. 2

DESIGNATION OF AUDITORS

The Audit Committee has designated Ernst & Young LLP, certified public accountants, as our independent auditors for 2004, subject to shareholder ratification. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

Ernst & Young LLP’s principal function is to audit the consolidated financial statements of Insmed and our subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports.

Shareholder ratification of the Company’s independent auditors is not required under Virginia law, under our Articles of Incorporation, as amended, or our Amended and Restated Bylaws. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of independent auditors for the Company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DESIGNATION OF ERNST & YOUNG LLP AS OUR AUDITORS.

PROPOSALS FOR 2005 ANNUAL MEETING

The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2005 annual meeting of shareholders to present the proposal to Insmed at our principal office in Glen Allen, Virginia, no later than December 7, 2004 or, if the date of the 2005 annual meeting is more than 30 days from May 5, 2005 (the anniversary of this year’s annual meeting), then the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2005 annual meeting. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

In addition to the requirements a shareholder must meet to have a proposal included in our proxy statement, our Bylaws contain certain requirements that a shareholder must meet to nominate one or more persons for election as directors at an annual meeting or to make any other proposal to be acted upon at an annual meeting.

Article I, Section 10 of our Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary not later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting. Because this proxy statement was first mailed to our shareholders on April 6, 2004, our Corporate Secretary must receive written notice of a shareholder’s intent to make such nomination or nominations at the 2005 annual meeting of shareholders not later than the close of business on December 7, 2004 and not earlier than the close of business on November 7, 2004. Each such notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,

•	the class and number of shares of Insmed that are owned by the shareholder and any other person on whose behalf the nomination is being made,

•	a representation that the shareholder is a holder of record of shares of Insmed entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and

•	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to being named in the Proxy Statement as a nominee and to serve as a director of Insmed if so elected.

Article I, Section 9 of our Bylaws requires any shareholder wishing to make any other proposal to be acted on at an annual meeting to give written notice, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary no later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting. Because this proxy statement was first mailed to our shareholders on April 6, 2004, our Corporate Secretary must receive written notice of a shareholder’s proposal to be acted upon at the 2005 annual meeting of shareholders not later than the close of business on December 7, 2004 and not earlier than the close of business on November 7, 2004. Each such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting,

•	the name and address of record of the shareholder proposing such business and any other person on whose behalf the proposal is being made,

•	the class and number of shares of Insmed that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made,

•	a representation that the shareholder is a holder of record of shares of Insmed entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business, and

•	any material interest of the shareholder and any other person on whose behalf the proposal is made, in such business:

If a shareholder wishes to make a proposal to be acted upon at the 2005 annual meeting of shareholders that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by Insmed no later than December 7, 2004 or, if the date of the 2005 annual meeting is more than 30 days from May 5, 2005 (the anniversary of this year’s annual meeting), then the deadline is a reasonable time before we begin to mail our proxy materials for the 2005 annual meeting.

Our Bylaws are available on our website at www.insmed.com. We will furnish a copy of our Bylaws without charge to any shareholder desiring a copy upon written request to Mr. W. McIlwaine Thompson, Corporate Secretary, Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060. We filed a copy of our Bylaws as Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2003, which is available at the Securities and Exchange Commission’s website (www.sec.gov).

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and financial statement schedules. Requests should be directed to Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr., Secretary

Appendix A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE OF

INSMED INCORPORATED

(Effective as of December 10, 2003)

Pursuant to Section 13.1-689 of the Virginia Stock Corporation Act and Article III, Section 3(b) of the Amended and Restated Bylaws of Insmed Incorporated, incorporated under the laws of the Commonwealth of Virginia (the “Corporation”), the following shall constitute the Charter of the Audit Committee (the “Charter”) of the board of directors of the Corporation:

I.    ORGANIZATION

There shall be constituted a standing committee of the board of directors of the Corporation (the “Board”) to be known as the audit committee (the “Audit Committee”). The Audit Committee shall be wholly composed of directors of the Corporation who are “independent” within the meaning of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act (the “SEC Rules”) and the Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Rules”). *

II.    STATEMENT OF POLICY

The Audit Committee shall assist the Board in fulfilling its responsibility to the Corporation’s shareholders relating to corporate accounting and reporting practices of the Corporation, and to the quality and integrity of the financial statements of the Corporation.

III.    PURPOSE, OBJECTIVES AND DUTIES

3.1 The primary function of the Audit Committee shall be to assist the Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Corporation and its subsidiaries by reviewing and overseeing:

a)	the financial reports and other financial information provided by the Corporation to any governmental body or the public;

b)	the Corporation’s systems of internal controls regarding finance and accounting that management and the Board have established;

c)	the Corporation’s auditing, accounting and financial reporting processes generally;

d)	the independent accountant’s qualifications and independence;

e)	the performance of the Corporation’s independent accountants and internal audit functions, if any; and

f)	the Corporation’s compliance with legal and regulatory requirements.

*	One director who (i) is not “independent” as defined in Rule 4200 of the Nasdaq Rules, (ii) meets the “independence” criteria set forth in Section 10A(m)(3) of the Exchange Act, and (iii) is not a current officer or employee or a Family Member (as defined in the Nasdaq Rules) of such person, may be appointed to the Audit Committee, if the Board, under “exceptional and limited circumstances,” determines that membership on the Audit Committee by such individual is required by the best interests of the Corporation and its shareholders, and the Board discloses in the Corporation’s next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.

3.2 The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Corporation’s independent accountant, management and company personnel, if any, in charge of internal auditing and the Board; serving as an independent and objective party to review the Corporation’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation’s independent accountant and company personnel, if any, in charge of internal auditing; reviewing the adequacy of the personnel, if any, assigned to the internal audit function; and serving as an independent and objective party to review pending and threatened litigation, matters subject to review by regulatory agencies, and conflicts of interest and ethics policies. Further, the Audit Committee’s primary duties and responsibilities shall specifically include:

a)	Having the sole authority and responsibility to appoint, compensate, retain and oversee the work of any registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the Corporation’s independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

b)	Having the sole authority and responsibility to pre-approve all auditing services and permissible non-audit services by the Corporation’s independent accountant.

c)	Establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

d)	Overseeing the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.

e)	Ensuring that the Corporation’s independent accountant submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountant and the Corporation, consistent with Independence Standards Board Standard Number 1, which requires the Corporation’s independent accountant to:

i)	disclose to the Audit Committee of the Corporation, in writing, all relationships between the independent accountant and its related entities and the Corporation and its related entities that in the independent accountant’s professional judgment may reasonably be thought to bear on independence;

ii)	confirm in the letter that, in its professional judgment, it is independent of the Corporation within the meaning of the Securities Act of 1933, as amended; and

iii)	discuss the independent accountant’s independence with the Audit Committee.

f)	If applicable, ensuring that the formal written statement of the Corporation’s independent accountant also includes descriptions of:

i)	the independent accountant’s internal quality-control procedures;

ii)	any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm;

iii)	any steps taken to deal with such issues; and

iv)	any other relationships that may adversely affect the independence of the accountant.

g)	Engaging actively in a dialogue with the Corporation’s independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant and recommend that the Board take appropriate action in response to the independent accountant’s report to satisfy itself of the independent accountant’s independence.

h)	Having the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

i)	Determining the appropriate funding to be provided by the Corporation for payment of:

i)	compensation to the registered public accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report;

ii)	compensation to advisers employed by the Audit Committee; and

iii)	administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

IV.    COMPOSITION AND SELECTION

4.1 The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” in accordance with Article I. All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, in compliance with the Nasdaq Rules. Furthermore, at least one member of the Audit Committee shall be an “audit committee financial expert,” as such term is defined by the SEC, and shall have accounting or related financial management expertise in compliance with the Nasdaq Rules.

4.2 No member of the Audit Committee may have participated in the preparation of the Corporation’s or any of its current subsidiary’s financial statements at any time during the three years prior to such member’s appointment to the Audit Committee.

4.3 No member of the Audit Committee may be an affiliated person (as defined by the SEC) of the Corporation or any of its subsidiaries.

4.4 No member of the Audit Committee may serve on the audit committees of more than three public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and discloses such determination in the annual proxy statement.

4.5 No member of the Audit Committee may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation or any of its subsidiaries other than fees for Board or committee service; subject to the Nasdaq Rules, the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service (provided that such compensation is not contingent upon continued service) will not preclude Audit Committee service.

4.6 The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board, on the recommendation of the majority of the independent directors or the Executive or Governance Committee, if constituted at such time, and shall serve for one year or until their successors are duly elected and qualified. An Audit Committee member may be removed by the Board. The Chairman of the Audit Committee shall be elected by the full Board.

4.7 The duties and responsibilities of a member of the Audit Committee contained herein shall be in addition to those duties otherwise required for a member of the Board.

4.8 The Corporation shall disclose in its annual proxy statement whether any member of the Audit Committee is deemed independent in accordance with Article I and such member owns, directly or indirectly, 10% or more of any class of voting equity securities of the Corporation.

V.    MEETINGS

The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, and shall report to the Board following each meeting of the Audit Committee at the next regularly scheduled meeting of the Board or sooner, as circumstances may dictate. As part of its primary duty and responsibility to foster independent, direct and open communications pursuant to Section III herein, the Audit Committee shall meet at least quarterly with the Corporation’s management, internal audit personnel, if any, and its independent accountant in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Chairman of the Audit Committee shall meet quarterly, in person or by telephone, with the Corporation’s independent accountant and the Corporation’s chief financial officer to review the Corporation’s financial statements, consistent with Section VI below.

VI.    RESPONSIBILITIES AND DUTIES

To fulfill its primary objectives, responsibilities and duties hereunder, the Audit Committee shall undertake the following:

6.1    Documents/Reports Review.

a) Review and update this Charter periodically, and at least annually, and recommend any proposed changes to the Board for approval.

b) Review the Corporation’s Annual Report on Form 10-K, its annual financial statements and related notes thereto, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

c) Review any reports or other financial information submitted to any governmental body or the public, including any certification, report, analysis, opinion, or review rendered by the independent accountant.

d) Review with the financial management of the Corporation and the Corporation’s independent accountant each Quarterly Report on Form 10-Q (or any successor reports thereto under the rules and regulations of the SEC) and all financial statements and related notes contained therein, including the independent accountant’s reviews of the quarterly financial statements, prior to its filing or prior to the public release of the Corporation’s earnings.

e) Review filings made with the SEC and other published documents containing the Corporation’s financial statements and consider whether the information contained in such documents is consistent with the information contained in the Corporation’s financial statements.

f) Include in the Corporation’s proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings), a report of the Audit Committee that complies with the SEC’s regulations for such reports.

g) Review and discuss with management and the independent accountant:

i)	any material financial or non-financial arrangements of the Corporation that do not appear on the financial statements of the Corporation; and

ii)	any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Corporation’s financial statements.

h) Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma” or “adjusted” non-GAAP financial measures or other non-GAAP information.

i) Discuss with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Corporation’s financial statements.

j) Make regular reports to the Board, and review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function.

6.2    Independent Accountant.

a) Select, evaluate and, where appropriate, replace the Corporation’s independent accountant (or nominate the independent accountant to be proposed for shareholder approval in any proxy statement); consider the independence and effectiveness of such independent accountant, and approve the fees and other compensation to be paid to such independent accountant and the range and cost of audit and non-audit services performed by the independent accountant. On an annual basis, the Audit Committee shall review and discuss with the independent accountant all significant relationships that the independent accountant has with the Corporation in order to determine such independent accountant’s independence.

b) Review the performance of the Corporation’s independent accountant and make decisions regarding the appointment or termination of such independent accountant when circumstances warrant.

c) Periodically consult with the Corporation’s independent accountant, out of the presence of the Corporation’s management, about the Corporation’s internal controls, including any special audit steps adopted in light of material control deficiencies, and the completeness and accuracy of the Corporation’s financial statements.

d) Evaluate the qualifications, experience, performance and independence of the senior members of the independent accountant’s team, including that of the independent accountant’s lead partner, taking into consideration the opinions of management and the internal accountant, if any, and present its conclusions with respect to such evaluations to the full Board.

e) Set clear hiring policies for employees or former employees of the independent accountant, taking into account pressures that may exist for such accountant consciously or subconsciously seeking a job with the Corporation.

f) Discuss with the independent accountant its ultimate accountability to the Board through the Audit Committee.

g) Establish policies and procedures for the engagement of the independent accountant to provide permissible non-audit services and consider whether the independent accountant’s performance of permissible non-audit services is compatible with the accountant’s independence.

h) Assure the regular rotation of the lead audit partner as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent accountant.

6.3    Financial Reporting Process.

a) In consultation with the Corporation’s independent accountant, review the integrity of the Corporation’s financial reporting processes, both internal and external.

b) Confer with the independent accountant concerning the scope of its examinations of the books and records of the Corporation and its subsidiaries.

c) Review and approve the independent accountant’s annual engagement letter.

d) Review and approve the Corporation’s annual audit plans and budgets.

e) Direct the special attention of the independent accountant to specific matters or areas deemed by the Audit Committee or the independent accountant to be of special significance.

f) Authorize the independent accountant to perform such supplemental reviews or audits as the Audit Committee may deem desirable.

g) Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles, standards and practices as applied in its financial reporting.

h) Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles, standards and practices as suggested by the Corporation’s independent accountant or management.

i) Review and discuss with the independent accountant the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent accountant with respect to any interim period.

j) Review and discuss with management and the independent accountant accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and review and discuss major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

6.4    Process Improvement.

a) Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management and the independent accountant regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to appropriateness of such judgments.

b) Following completion of the Corporation’s annual audit, review separately with the Corporation’s management and the independent accountant any significant difficulties encountered during the course of the audit, including

i)	difficulties with management’s response;

ii)	any restrictions on the scope of work or access to required information; and

iii)	the nature and extent of any significant changes in accounting principles or the application therein.

c) Review any significant disagreement among the Corporation’s management and its independent accountant in connection with the preparation of the Corporation’s financial statements.

d) Review with the Corporation’s independent accountant and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate time subsequent to the implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

e) Inquire of the Corporation’s management and the independent accountant about significant risks or exposures and assess the steps that management has taken to monitor, control and minimize such risks to the Corporation, including the Corporation’s risk assessment and risk management policies.

f) Review with the Corporation’s internal audit personnel, if any, and the independent accountant the coordination of their respective audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

g) Review, at least annually, the Audit Committee’s performance.

h) Review with the independent accountant any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the accountant but were not incorporated into the financial statements due to immateriality or otherwise.

i) Review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent accountant’s national office respecting auditing or accounting issues presented by the engagement.

6.5    Oversight of the Corporation’s Internal Audit Function.

a) Review the appointment, replacement, reassignment or dismissal of the members of the Corporation’s internal auditing staff, if any, including, if appropriate, the appointment and replacement of the senior internal auditing employee.

b) Review the regular internal reports to management prepared by the internal auditing staff, if any, and management’s responses.

c) Discuss with the independent auditor, if appropriate, the internal audit staff’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

6.6    Compliance Oversight Responsibilities.

a) Obtain from the independent accountant assurance that Section 10A of the Exchange Act has not been implicated.

b) Obtain reports from management, the Corporation’s senior internal auditing executive, if any, and the independent accountant that the Corporation and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics.

c) Review reports and disclosures of insider and affiliated party transactions.

d) Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics.

e) Discuss with management and the independent accountant any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

f) Review any material pending legal proceedings involving the Corporation and other contingent liabilities.

g) Discuss with the Corporation’s General Counsel or Chief Executive Officer legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

h) Establish procedures for:

i)	the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

VII.    LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Corporation’s financial statements or to guarantee the accountant’s report. These are the responsibilities of management and the independent accountant.

VIII.    INVESTIGATIVE AUTHORITY

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

IX.    CONSISTENCY WITH ARTICLES OF INCORPORATION, AS AMENDED, OR AMENDED             AND RESTATED BYLAWS

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation, as amended, or the Amended and Restated Bylaws of the Corporation, the Articles of Incorporation, as amended, or the Amended and Restated Bylaws, as appropriate, shall fully control.

X.    CERTIFICATION

This Amended and Restated Charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the 10th day of December, 2003.

W. McIlwaine Thompson, Jr.,

Secretary

NOTICE

and

PROXY STATEMENT

for

ANNUAL MEETING

of

SHAREHOLDERS

MAY 5, 2004

4851 LAKE BROOK DRIVE

GLEN ALLEN, VIRGINIA 23060

—FOLD AND DETACH HERE—

INSMED INCORPORATED

Glen Allen, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2004

The undersigned hereby appoints Geoffrey Allan, Ph.D. and W. McIlwaine Thompson, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 5, 2004, and at any and all adjournments or postponements thereof. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted “for” Proposals 1 and 2.

1. Election of Directors:

      ☐ FOR ALL                                         ☐ WITHHOLD ALL                                         ☐ FOR ALL EXCEPT

Nominees: Kenneth G. Condon, C.P.A., C.F.P., M.B.A., Steinar J. Engelsen, M.D.

INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) in the space provided below.

2. The proposal to ratify the selection of Ernst & Young LLP as the auditors for Insmed for 2004:

☐ FOR                                    ☐ AGAINST                                    ☐ ABSTAIN

(Please date and sign on the reverse side)

—FOLD AND DETACH HERE—

Dated:                                                                                  , 2004

Print Name:

Signature:

Please print and sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.